                                    (VF LOGO)


                                       Contact:    Cindy Knoebel, CFA
                                                   VP, Financial & Corporate
                                                   Communications
                                                   VF Services, Inc.
                                                   (336) 424-6189/(212) 841-7141

                 VF ANNOUNCES RECORD EARNINGS PER SHARE FOR 2003
                              AND DECLARES DIVIDEND

            -     FOURTH QUARTER SALES UP 6%; EPS UP 52%

            -     2003 GROSS MARGINS RISE MORE THAN 1 PERCENTAGE POINT TO 37.4%

            -     NAUTICA ADDS $.16 PER SHARE IN 2003

            -     CASH FLOW FROM OPERATIONS REACHES $544 MILLION

            -     EXPECTING RECORD EPS IN 2004 ON HIGHER SALES

VF's fourth quarter conference call will be held at 4:30 p.m. ET today and can be accessed via www.vfc.com. A replay will be available through February 18 by dialing 800-405-2236, passcode: 566256.

GREENSBORO, NORTH CAROLINA - FEBRUARY 11, 2004 - VF CORPORATION (NYSE: VFC), the world's largest apparel company, today announced record results for the fourth quarter and record earnings for the full year 2003. All per share amounts are presented on a diluted basis.

Fourth quarter earnings from continuing operations rose 52% to $.96 per share, compared with $.63 per share in 2002. Income from continuing operations was $105.6 million versus $70.3 million in the 2002 period. Sales in the quarter rose 6% to $1,387.3 million versus $1,310.6 million in the prior year's quarter. Foreign currency translation benefited sales and earnings per share by $31 million and $.03, respectively, in the quarter.

For the full year 2003, earnings from continuing operations rose to $3.61 per share, an increase of 11% over the $3.24 per share reported in 2002. Income from continuing operations was $397.9 million versus $364.4 million reported a year ago. Sales rose 2% to $5,207.5 million compared with the $5,083.5 million reported in the 2002 period. Foreign currency translation benefited sales and earnings per share by $128 million and $.14, respectively.

The addition of Nautica contributed approximately $177 million in sales and $.11 per share to fourth quarter results, and $249 million in sales and $.16 per share to full year results.

Commented Mackey J. McDonald, chairman and chief executive officer, "The contributions from our newer businesses, namely, Nautica and The North Face, are paying off in the form of higher sales and profits for our Company. At the same time our core businesses continue to enjoy healthy profitability and generate the strong cash flow we'll be using to fund our future growth."

Mr. McDonald continued, "We expect continued growth in both sales and earnings in 2004. At the same time, we believe it is time to take a more aggressive approach to growth. Several months ago we launched an initiative within VF designed to surface substantial new growth opportunities within our

                                                                     Page 2 of 7
                                                               February 11, 2004

coalitions, across coalitions and into new categories. We are developing specific plans to unlock the potential of our current brands, focus more heavily in certain geographic areas, find new ways to partner with our customers and step up the pace of acquisitions to strengthen our portfolio."

BUSINESS REVIEW

Total sales in 2003 rose 2%, a result of strong performance in our Outdoor businesses and the acquisition of Nautica. Sales in the Company's Outdoor coalition, which includes The North Face(R), JanSport(R) and Eastpak(R) brands, rose to $581 million in 2003 from $508 million in 2002, an increase of 14%. These results were driven by a sales increase of more than 25% in The North Face(R) brand globally and strong growth in our international businesses across each brand. Nautica performed better than we had anticipated. Nautica's sportswear business performed better than we planned; Nautica's men's jeanswear, retail and licensing businesses all performed well. The initial response by customers to our Fall 2004 line has been positive, and we are encouraged by our progress in addressing product and brand positioning issues.

As anticipated, sales in our core businesses continued to reflect soft retail sales of apparel. Total jeans sales declined 4% to $2,667 million from $2,788 million. International jeans sales rose 5% from prior year levels due to favorable currency translations. As anticipated, domestic jeans sales declined 7%, reflecting competitive conditions at retail and a large number of store closings by a major customer.

Global intimate apparel sales declined slightly, to $830 million in 2003 from $840 million. Sales in our Imagewear coalition also declined slightly. Occupational apparel sales declined 8%, while licensed sports apparel sales climbed 17%.

We are continuing our negotiations for the sale of our Playwear and of our John Varvatos businesses. We anticipate the disposal of our Playwear business will impact earnings by approximately $.03 to $.05 per share in 2004.

Gross margins improved by more than 100 basis points in 2003, rising to 37.4% from 36.0%, while operating margins rose to 12.4% from 12.2%.

Earnings in 2003 also benefited from higher interest income and a lower tax rate, both resulting from favorable tax settlements received in the fourth quarter.

VF's balance sheet, liquidity and cash flow remain very strong, particularly given the acquisition of Nautica in the third quarter. Our focus on inventory management has paid off: inventories at year-end were up 12% over prior year levels, with all of the increase resulting from the Nautica acquisition and foreign currency effects. At year-end, cash totaled $515 million. Debt as a percent of total capital was 33.7% at the end of the year; net of cash, debt was 19.6% of total capital. Cash flow from operations was $544 million, with Nautica adding approximately $60 million since being acquired.

OUTLOOK

We're looking forward to another record year in earnings in 2004, and are currently projecting a 5% increase in both earnings and sales.

Sales growth will be driven primarily from the acquisition of Nautica, which is expected to contribute approximately $550 million to full year sales and at least $.16 to earnings per share in 2004. Our Outdoor businesses are also expecting another strong year of double-digit sales growth. Total jeanswear sales are expected to be about flat with prior year levels, with low-single digit sales

                                                                     Page 3 of 7
                                                               February 11, 2004

increases expected in both global intimate apparel and imagewear. We also expect sales will reflect the exit of our Playwear business, which contributed approximately $141 million to sales in 2003.

Operating margins in 2004 are expected to be up slightly, and reflect continued improvement in gross margins. We expect higher interest expense in 2004, due to higher long-term borrowings, and a tax rate of approximately 34.5%. Cash flow from operations is expected to range between $450 and $500 million.

In terms of the first quarter, we currently expect sales to rise 8-10%. Reflecting the seasonal nature of Nautica's business and its dilutive impact on the first quarter, earnings are expected to be about flat with prior year levels.

DIVIDEND DECLARED

The Board of Directors declared a regular quarterly cash dividend of $.26 per share, payable on March 19, 2004 to shareholders of record as of the close of business on March 9, 2004.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; competitive conditions in and financial strength of our customers and of our suppliers; actions of competitors, customers, suppliers and service providers that may impact the Company's business; the Company's ability to integrate new acquisitions successfully; the Company's ability to achieve expected sales and earnings growth from new acquisitions; the Company's ability to complete its planned divestitures; terrorist actions; and the impact of economic and political factors in the markets where the Company competes, such as recession or changes in interest rates, currency exchange rates, price levels, capital market valuations and other external economic and political factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

ABOUT THE COMPANY

VF Corporation is the world's largest apparel company and a leader in jeanswear, intimate apparel, sportswear, workwear and daypacks. Its brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Nautica(R), Earl Jean(R), John Varvatos(R), Healthtex(R), JanSport(R), Eastpak(R), The North Face(R), Lee Sport(R) and Red Kap(R).

VF Corporation's press releases, annual report and other information can be accessed through the Company's website, www.vfc.com.

                                                                     Page 4 of 7
                                                               February 11, 2004


                                 VF CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      THREE MONTHS ENDED                    YEAR ENDED
                                                -----------------------------       -----------------------------
                                                 JANUARY 3         JANUARY 4         JANUARY 3         JANUARY 4
                                                    2004              2003              2004              2003
                                                -----------       -----------       -----------       -----------
NET SALES                                       $ 1,387,259       $ 1,310,616       $ 5,207,459       $ 5,083,523
COSTS AND OPERATING EXPENSES
   Cost of products sold                            868,747           873,447         3,262,375         3,254,008
   Marketing, administrative
      and general expenses                          366,462           325,180         1,331,814         1,229,902
   Other operating income                            (9,891)           (4,420)          (31,619)          (22,311)
                                                -----------       -----------       -----------       -----------
                                                  1,225,318         1,194,207         4,562,570         4,461,599
                                                -----------       -----------       -----------       -----------
OPERATING INCOME                                    161,941           116,409           644,889           621,924
OTHER INCOME (EXPENSE)
   Interest income                                    6,844             2,290            11,456             7,397
   Interest expense                                 (17,966)          (14,124)          (61,368)          (71,325)
   Miscellaneous, net                                   745             1,510             3,529             3,732
                                                -----------       -----------       -----------       -----------
                                                    (10,377)          (10,324)          (46,383)          (60,196)
                                                -----------       -----------       -----------       -----------
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                              151,564           106,085           598,506           561,728
INCOME TAXES                                         45,931            35,748           200,573           197,300
                                                -----------       -----------       -----------       -----------
INCOME FROM CONTINUING OPERATIONS                   105,633            70,337           397,933           364,428
DISCONTINUED OPERATIONS                                  --             6,263                --             8,283
CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING POLICY FOR GOODWILL                        --                --                --          (527,254)
                                                -----------       -----------       -----------       -----------
NET INCOME (LOSS)                               $   105,633       $    76,600       $   397,933       $  (154,543)
                                                ===========       ===========       ===========       ===========

EARNINGS (LOSS) PER COMMON SHARE - BASIC
   Income from continuing operations            $      0.97       $      0.64       $      3.67       $      3.26
   Discontinued operations                               --              0.06                --              0.08
   Cumulative effect of change in
      accounting policy                                  --                --                --             (4.83)
   Net income (loss)                                   0.97              0.70              3.67             (1.49)
EARNINGS (LOSS) PER COMMON SHARE - DILUTED
   Income from continuing operations            $      0.96       $      0.63       $      3.61       $      3.24
   Discontinued operations                               --              0.06                --              0.07
   Cumulative effect of change in
      accounting policy                                  --                --                --             (4.69)
   Net income (loss)                                   0.96              0.69              3.61             (1.38)

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                            107,845           108,379           107,713           109,167
   Diluted                                          110,572           111,199           110,323           112,336
CASH DIVIDENDS PER COMMON SHARE                 $      0.26       $      0.25       $      1.01       $      0.97


                                                                    ...Continued

                                                                     Page 5 of 7
                                                               February 11, 2004


                                 VF CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                        JANUARY 3         JANUARY 4
                                                           2004              2003
                                                       -----------       -----------
ASSETS
CURRENT ASSETS
   Cash and equivalents                                $   514,785       $   496,367
   Accounts receivable, net                                633,863           587,859
   Inventories                                             932,985           830,518
   Deferred income taxes                                    90,955           117,214
   Other current assets                                     33,347            37,299
   Current assets of discontinued operations                 2,596             5,283
                                                       -----------       -----------
      Total current assets                               2,208,531         2,074,540
PROPERTY, PLANT AND EQUIPMENT                            1,559,846         1,539,269
   Less accumulated depreciation                           968,166           972,723
                                                       -----------       -----------
                                                           591,680           566,546
INTANGIBLE ASSETS                                          318,634                --
GOODWILL                                                   700,972           473,355
DEFERRED INCOME TAXES                                      117,436           141,375
OTHER ASSETS                                               308,299           244,829
NONCURRENT ASSETS OF DISCONTINUED OPERATIONS                    --             2,506
                                                       -----------       -----------
                                                       $ 4,245,552       $ 3,503,151
                                                       ===========       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Short-term borrowings                               $    33,948       $    60,918
   Current portion of long-term debt                         1,144               778
   Accounts payable                                        315,219           298,456
   Accrued liabilities                                     515,630           502,057
   Current liabilities of discontinued operations            5,916            12,635
                                                       -----------       -----------
      Total current liabilities                            871,857           874,844
LONG-TERM DEBT                                             956,383           602,287
OTHER LIABILITIES                                          436,018           331,270
REDEEMABLE PREFERRED STOCK                                  29,987            36,902
COMMON SHAREHOLDERS'  EQUITY
   Common Stock                                            108,170           108,525
   Additional paid-in capital                              964,990           930,132
   Accumulated other comprehensive income (loss)          (189,455)         (214,141)
   Retained earnings                                     1,067,602           833,332
                                                       -----------       -----------
      Total common shareholders' equity                  1,951,307         1,657,848
                                                       -----------       -----------
                                                       $ 4,245,552       $ 3,503,151
                                                       ===========       ===========


                                                                    ...Continued

                                                                     Page 6 of 7
                                                               February 11, 2004


                                 VF CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                  YEAR ENDED
                                                           -------------------------
                                                           JANUARY 3       JANUARY 4
                                                             2004            2003
                                                           ---------       ---------
OPERATIONS
   Net income (loss)                                       $ 397,933       $(154,543)
   Adjustments to reconcile net income (loss)
      to cash provided by operating activities
      of continuing operations:
      Discontinued operations                                     --          (8,283)
      Cumulative effect of change in
         accounting policy                                        --         527,254
      Restructuring costs                                         --          26,342
      Depreciation                                           104,463         107,398
      Amortization                                            13,913          16,523
      Provision for doubtful accounts                         11,197          18,490
      Pension expense                                        (21,785)          3,770
      Deferred income taxes                                   30,961          70,849
      Other, net                                              13,889         (12,225)
      Changes in current assets and liabilities:
         Accounts receivable                                  47,502         (24,077)
         Inventories                                          61,596          43,253
         Other current assets                                 22,865            (135)
         Accounts payable                                    (60,636)         54,123
         Accrued compensation                                (42,823)         28,697
         Accrued restructuring                               (25,392)        (44,798)
         Other accrued liabilities                            (9,979)         (7,054)
                                                           ---------       ---------
      Cash provided by operating activities of
         continuing operations                               543,704         645,584
INVESTMENTS
   Capital expenditures                                      (86,619)        (64,503)
   Business acquisitions, net of cash acquired              (578,038)         (1,342)
   Software purchases                                        (12,775)        (12,141)
   Sale of property, plant and equipment                      17,964          25,731
   Other, net                                                    (51)          7,675
                                                           ---------       ---------
      Cash used by investing activities of
         continuing operations                              (659,519)        (44,580)
FINANCING
   Decrease in short-term borrowings                         (30,080)        (16,586)
   Proceeds from long-term debt                              292,110              --
   Payments on long-term debt                                (16,183)       (301,564)
   Purchase of common stock                                  (61,400)       (124,623)
   Cash dividends paid                                      (111,258)       (108,773)
   Proceeds from issuance of common stock                     32,631          39,753
   Other, net                                                   (510)         (8,290)
                                                           ---------       ---------
      Cash provided (used) by financing activities of
         continuing operations                               105,310        (520,083)
NET CASH PROVIDED (USED) BY DISCONTINUED OPERATIONS           (1,417)         69,899
EFFECT OF FOREIGN CURRENCY RATE CHANGES ON CASH               30,340          13,498
                                                           ---------       ---------
NET CHANGE IN CASH AND EQUIVALENTS                            18,418         164,318
CASH AND EQUIVALENTS - BEGINNING OF YEAR                     496,367         332,049
                                                           ---------       ---------
CASH AND EQUIVALENTS - END OF YEAR                         $ 514,785       $ 496,367
                                                           =========       =========


                                                                    ...Continued

                                                                     Page 7 of 7
                                                               February 11, 2004


                                 VF CORPORATION
                       SUPPLEMENTAL FINANCIAL INFORMATION
                            SALES BY PRODUCT CATEGORY
                                 (IN THOUSANDS)



                                      YEAR ENDED
                               --------------------------
                               JANUARY 3       JANUARY 4
                                  2004            2003
                               ----------      ----------
Jeans and related apparel      $2,666,815      $2,788,486
Intimate apparel                  830,225         839,786
Sportswear                        248,967              --
Outdoor products                  580,663         508,020
Occupational apparel              450,511         491,295
Other apparel                     430,278         455,936
                               ----------      ----------
Total                          $5,207,459      $5,083,523
                               ==========      ==========




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